Exhibit 99.1

Owens & Minor, Inc. Releases Preliminary Second Quarter 2024

Financial Results & Reaffirms 2024 Annual Guidance

Plans to Release Full Results on Friday, August 2 Before the NYSE Open

RICHMOND, VA – July 23, 2024 – Owens & Minor, Inc. (NYSE: OMI) today announced selected preliminary financial results for the quarter ended June 30, 2024 as noted in the table below. The Company also reaffirmed its outlook for the full year 2024 as noted below in advance of its second quarter 2024 earnings announcement and conference call.

Selected Preliminary Financial Results for the Quarter Ended June 30, 2024 (1)

($ in millions, except per share data)	2Q24
Revenue	$2,651 - $2,671

Operating income, GAAP	$16 - $20
Adj. Operating Income, Non-GAAP	$72 - $76

Net loss, GAAP	$(35) - $(32)
Adj. Net Income, Non-GAAP	$25 - $28

Adj. EBITDA, Non-GAAP	$123 - $127

Net loss per common share, GAAP	$(0.46) – $(0.42)
Adj. Net Income per share, Non-GAAP	$0.32 - $0.36

Operating cash flow	$111 – $116
Total debt and net debt reduction	$68 - $71

(1)	Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are in the tables included herein.

Tax Matter

In the second quarter of 2024, the Company recorded a one-time income tax charge of $17 million (or $0.22 per share) related to a recent decision associated with Notices of Proposed Adjustments received in 2020 and 2021 which was communicated in the last week of June 2024. Due to the nature of this charge, this item is included in our GAAP to Non-GAAP reconciliations. The matter at hand, as discussed in previously filed SEC documents, is related to past transfer pricing methodology. There is an expected related cash payment to be made in the second half of the year in the range of $30-$35 million. The Company believes the matter will be concluded without further impact to its financial results.

2024 Financial Outlook

The Company reaffirms its outlook for the full year 2024 on a standalone basis excluding the expected impact of the Rotech acquisition.

•	Revenue for 2024 to be in a range of $10.5 billion to $10.9 billion

•	Adjusted EBITDA for 2024 to be in a range of $550 million to $590 million

•	Adjusted EPS for 2024 to be in a range of $1.40 to $1.70

The Company’s outlook for 2024 contains assumptions, including current expectations regarding the impact of general economic conditions, including inflation, and the continuation of pressure on pricing and demand in our Products & Healthcare Services segment. Key assumptions supporting the Company’s 2024 financial guidance include:

•	Gross margin rate of 21.0% to 21.5%

•	Interest expense of $141 to $146 million

•	Adjusted effective tax rate of 27.5% to 28.5%

•	Diluted weighted average shares of ~78.5 million

•	Capital expenditures of $220 to $240 million

•	Stable commodity prices

•	FX rates as of 12/31/2023

Although the Company provides guidance for adjusted EBITDA and adjusted EPS (which are non-GAAP financial measures), it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of GAAP amounts are not predictable, making in impracticable for the Company to forecast. Such elements include, but are not limited to, restructuring and acquisition charges, which could have a significant and unpredictable impact on our GAAP results. As a result, no GAAP guidance or reconciliation of the Company’s adjusted EBITDA guidance or adjusted EPS guidance is provided. The outlook is based on certain assumptions that are subject to risk factors discussed in the Company’s filings with the SEC.

Investor Conference Call for Second Quarter 2024 Financial Results

Owens & Minor executives will host a conference call for investors and analysts on Friday, August 2, 2024, at 8:30 a.m. ET. Participants may access the call via the toll-free dial-in number at 1-888-300-2035, or the toll dial-in number at 1-646-517-7437. The conference ID access code is 1058917.

All interested stakeholders are encouraged to access the simultaneous live webcast by visiting the investor relations page of the Owens & Minor website available at investors.owens-minor.com/events-and-presentations/. A replay of the webcast can be accessed following the presentation at the link provided above.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain ‘‘forward-looking’’ statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our 2024 financial performance, our Operating Model Realignment Program and other cost-saving initiatives, future indebtedness and growth, industry trends, as well as statements related to our expectations regarding the performance of its business, including the results of our Operating Model Realignment Program and our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 20, 2024, including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor

Owens & Minor, Inc. (NYSE: OMI) is a Fortune 500 global healthcare solutions company providing essential products and services that support care from the hospital to the home. For over 100 years, Owens & Minor and its affiliated brands, Apria®, Byram® and HALYARD*, have helped to make each day better for the patients, providers, and communities we serve. Powered by more than 20,000 teammates worldwide, Owens & Minor delivers comfort and confidence behind the scenes so healthcare stays at the forefront. Owens & Minor exists because every day, everywhere, Life Takes Care™. For more information about Owens & Minor and our affiliated brands, visit owens-minor.com or follow us on LinkedIn and Instagram.

*	Registered Trademark or Trademark of O&M Halyard or its affiliates.

CONTACT:

Investors

Alpha IR Group

Jackie Marcus or Nick Teves

OMI@alpha-ir.com

Jonathan Leon

Interim Chief Financial Officer; SVP Finance & Treasurer

Investor.Relations@owens-minor.com

Media

Stacy Law

media@owens-minor.com

OMI-CORP

OMI-IR

SOURCE: Owens & Minor, Inc.

Owens & Minor, Inc.

GAAP/Non-GAAP Reconciliations (unaudited)

(dollars in millions)

The following table provides a reconciliation of expected operating income, net loss and net loss per common share to non-GAAP measures used by management.

	Three Months Ended June 30, 2024
	Low	High
Operating income, as reported (GAAP)	$16	$20
Acquisition-related charges and intangible amortization (1)	20	20
Exit and realignment charges, net (2)	29	29
Litigation and related charges (3)	7	7

Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$72	$76

Net loss, as reported (GAAP)	$(35)	$(32)
Pre-tax adjustments:
Acquisition-related charges and intangible amortization (1)	20	20
Exit and realignment charges, net (2)	29	29
Litigation and related charges (3)	7	7
Income tax benefit on pre-tax adjustments (4)	(13)	(13)
One-time income tax charge (5)	17	17

Net income, adjusted (non-GAAP) (Adjusted Net Income)	$25	$28

Net loss per common share, as reported (GAAP)	$(0.46)	$(0.42)
After-tax adjustments:
Acquisition-related charges and intangible amortization (1)	0.19	0.19
Exit and realignment charges, net (2)	0.29	0.29
Litigation and related charges (3)	0.08	0.08
One-time income tax charge (5)	0.22	0.22

Net income per common share, adjusted (non-GAAP) (Adjusted EPS)	$0.32	$0.36

Owens & Minor, Inc.

GAAP/Non-GAAP Reconciliations (unaudited), continued

(dollars in millions)

The following tables provide reconciliations of expected net loss and total debt to non-GAAP measures used by management.

	Three Months Ended June 30, 2024
	Low	High
Net loss, as reported (GAAP)	$(35)	$(32)
Income tax provision	15	16
Interest expense, net	36	36
Acquisition-related charges and intangible amortization (1)	20	20
Exit and realignment charges, net (2)	29	29
Other depreciation and amortization (6)	46	46
Stock compensation (7)	6	6
LIFO credits (8)	(1)	(1)
Litigation and related charges (3)	7	7

Adjusted EBITDA (non-GAAP)	$123	$127

	June 30, 2024		March 31, 2024
	Low	High
Total debt, as reported (GAAP)	$2,083	$2,085	$2,154
Cash and cash equivalents	(244)	(244)	(245)

Net debt (non-GAAP)	$1,839	$1,841	$1,909

The following items have been excluded in our non-GAAP financial measures:

(1)

Acquisition-related charges and intangible amortization includes one-time costs related to the expected acquisition of Rotech, including legal and other professional fees, and amortization of intangible assets established during acquisition method of accounting for business combinations. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results.

(2)

Exit and realignment charges, net primarily related to our Operating Model Realignment Program, including professional fees, severance, and other costs to streamline functions and processes and costs related to IT strategic initiatives such as converting certain divisions to common IT systems. These costs are not normal recurring, cash operating expenses necessary for the Company to operate its business on an ongoing basis.

(3)

Litigation and related charges includes settlement costs and related charges of legal matters within our Apria division. These costs do not occur in the ordinary course of our business and are inherently unpredictable in timing and amount.

(4)

These charges have been tax effected by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.

(5)

One-time income tax charge relates to a recent decision associated with Notices of Proposed Adjustments received in 2020 and 2021. The matter at hand, as discussed in previously filed SEC documents, is related to past transfer pricing methodology. We believe the matter will be concluded without further impact to our financial results.

(6)

Other depreciation and amortization relates to property and equipment and capitalized computer software, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges.

(7)

Stock compensation includes share-based compensation expense related to our share-based compensation plans, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges.

(8)

LIFO credits includes non-cash adjustments to merchandise inventories valued at the lower of cost or market, with the approximate cost determined by the last-in, first-out (LIFO) method for distribution inventories in the U.S. within our Products & Healthcare Services segment.

Use of Non-GAAP Measures

This release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). In general, the measures exclude items and charges that (i) management does not believe reflect the Company’s core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.